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                                                                    Exhibit 23.1



                         CONSENT OF KOST FORER & GABBAY,
                    A MEMBER OF ERNST & YOUNG INTERNATIONAL,
                              INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DSP Group, Inc. for the registration of 134,679 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 2000, (except for Note 9, as to which the date is March 1, 2000) with respect to the consolidated financial statements of DSP Group, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.




                                                    KOST FORER & GABBAY
                                                    A member of Ernst & Young
                                                    International

Tel Aviv, Israel
April 18, 2000